As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39 1098068 (I.R.S. Employer Identification No.)

433 Main Street
Green Bay, Wisconsin	54301
(Address of Principal Executive Offices)	(Zip Code)

Associated Banc-Corp

401(k) and Employee Stock Ownership Plan

(f/k/a Retirement Savings and Profit Sharing Plan)

(Full title of the plan)

Randall J. Erickson

Executive Vice President, General Counsel & Corporate Secretary

433 Main Street

Green Bay, Wisconsin 54301

(Name and address of agent for service)

(920) 491-7500

(Telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by Associated Banc-Corp, a Wisconsin corporation, (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  The information in the Registration Statement on Form S-8 relating to the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan (f/k/a Retirement Savings Plan and Profit Sharing Plan) previously filed by the Registrant pursuant to the Securities Act (Registration No. 33-54658) is hereby incorporated by reference into this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Exhibits

5.1	Opinion of counsel as to the legality of the securities being registered is not required because no original issuance securities are to be registered under this Registration Statement.

5.2	In lieu of an opinion of counsel concerning compliance with requirements of ERISA or an Internal Revenue Service (“IRS”) determination letter that the plans subject hereto are qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit such plans and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

23.1	Consent of KPMG LLP

24.1	Powers of Attorney

107	Filing Fee Table

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on August 10, 2023.

Associated Banc-Corp

By:	/s/ Andrew J. Harmening
Andrew J. Harmening
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Andrew J. Harmening	President and Chief Executive Officer	August 10, 2023
Andrew J. Harmening	(principal executive officer)

/s/ Derek S. Meyer	Chief Financial Officer	August 10, 2023
Derek S. Meyer	(principal financial officer)

/s/ Tammy C. Stadler	Chief Accounting Officer	August 10, 2023
Tammy C. Stadler	(principal accounting officer)

Directors:

R. Jay Gerken, Judith P. Greffin, Michael J. Haddad, Andrew J. Harmening, Robert A. Jeffe, Eileen A. Kamerick, Gale E. Klappa, Cory L. Nettles, Karen T. van Lith and John (Jay) B. Williams

*By:	/s/ Randall J. Erickson	August 10, 2023
Randall J. Erickson
As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on August 10, 2023.

Associated Banc-Corp
401(k) and employee stock ownership plan (f/k/a retirement savings and profit sharing plan)

By:	/s/ Angie M. DeWitt
Angie M. DeWitt
Chief Human Resources Officer